Exhibit 99.2 SUPPLEMENTAL FINANCIAL & OPERATING DATA F I R S T Q U A R T E R ENDE D M A R C H 3 1 , 2020

Disclaimers Forward Looking Statements Certain statements in this presentation and that may be made in meetings are forward‐looking statements. Forward‐looking statements are based on VICI Properties Inc.’s (“VICI or the “Company”) current plans, expectations and projections about future events and are not guarantees of future performance. These statements can be identified by the fact that they do not relate to strictly historical and current facts and by the use of the words such as "expects", "plans", "opportunities" and similar words and variations thereof. Although the Company believes that the expectations reflected in such forward‐looking statements are based on reasonable assumptions, its results, performance and achievements could differ materially from those expressed in or by the forward‐looking statements and may be affected by a variety of risks and other factors including, among others: the impact of changes in general economic conditions, including low consumer confidence, unemployment levels, and depressed real estate prices resulting from the severity and duration of any downturn in the U.S. or global economy (including stemming from the COVID-19 pandemic and changes in economic conditions as a result of the COVID-19 pandemic); risks that the pending purchase of three Harrah’s-branded casinos (the “MTA Properties”) pursuant to the transactions described in the Master Transaction Agreement entered into by the Company and Eldorado Resorts, Inc. (“Eldorado”) (the “Eldorado Transaction”) may not be consummated on the terms or timeframe described herein, or at all; the ability of the parties to satisfy the conditions set forth in the definitive transaction documents for the pending transactions, including the ability to receive, or delays in obtaining, the regulatory and other approvals and/or consents required to consummate the transactions; the terms on which the Company finances the pending transactions, including the source of funds used to finance such transactions; disruptions to the real property and operations of the MTA Properties during the pendency of the closings; risks that the Company may not achieve the benefits contemplated by our pending and recently completed acquisitions of real estate assets (including any expected accretion or the amount of any future rent payments); risks that not all potential risks and liabilities have been identified in the due diligence for our pending and recently completed transactions; the Company's dependence on affiliates of Caesars Entertainment Corporation (“Caesars”), Penn National Gaming, Inc. (“Penn”), Seminole Hard Rock Entertainment, Inc. (“Hard Rock”), Century Casinos, Inc. (“Century”) and JACK Ohio LLC (“JACK Entertainment”) (and, following the completion of our pending transactions, Combined Eldorado/Caesars, Penn, Hard Rock, Century and JACK Entertainment respectively) as tenants of all of its properties and Caesars, Penn, Hard Rock, Century and JACK Entertainment (and, following the completion of our pending transactions, Combined Eldorado/Caesars, Penn, Hard Rock, Century and JACK Entertainment) or their affiliates as guarantors of the relevant lease payments, and the consequences of any material adverse effect on their respective businesses could have on the Company; the Company's dependence on the gaming industry; the Company's ability to pursue its business and growth strategies may be limited by its substantial debt service requirements and by the requirement that the Company distribute 90% of its real estate investment trust (“REIT”) taxable income in order to qualify for taxation as a REIT and that the Company distribute 100% of its REIT taxable income in order to avoid current entity level U.S. Federal income taxes; the impact of extensive regulation from gaming and other regulatory authorities; the ability of the Company's tenants to obtain and maintain regulatory approvals in connection with the operation of the Company's properties; the possibility that the Company’s tenants may choose not to renew their lease agreements with the Company following the initial or subsequent terms of the leases; restrictions on the Company's ability to sell its properties subject to the lease agreements; the Company's indebtedness and ability to service and refinance such indebtedness; the Company's historical and pro forma financial information may not be reliable indicators of its future results of operations and financial condition; limits on the Company's operational and financial flexibility imposed by its debt agreements; and the possibility the Company's separation from Caesars Entertainment Operating Company, Inc. fails to qualify as a tax‐free spin‐off, which could subject the Company to significant tax liabilities. Currently, one of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the impact of the COVID-19 pandemic on the financial condition, results of operations, cash flows and performance of the Company, its tenants and its pending transactions. The extent to which the COVID-19 pandemic impacts the Company and its tenants will largely depend on future developments that are highly uncertain and cannot be predicted with confidence, including the impact of the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures on our tenants, including various state governments and/or regulatory authorities issuing directives, mandates, orders or similar actions restricting freedom of movement and business operations, such as travel restrictions, border closures, business closures, limitations on public gatherings, quarantines and “shelter-at-home” orders resulting in the closure of our tenants' operations at our properties. Each of the foregoing could have a material adverse effect on our tenants' ability to satisfy their obligations under their leases with us, including their continued ability to pay rent in a timely manner, or at all, and/or to fund capital expenditures or make other payments required under their leases. In addition, changes and instability in global, national and regional economic activity and financial markets as a result of the COVID-19 pandemic could negatively impact consumer discretionary spending and travel, which could have a material adverse effect on our tenants' businesses. Investors are cautioned to interpret many of the risks identified here and under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. Additional important factors that may affect the Company’s business, results of operations and financial position are described from time to time in the Company’s Annual Report on Form 10‐K for the year ended December 31, 2019, Quarterly Reports on Form 10‐Q and the Company’s other filings with the U.S. Securities and Exchange Commission (“SEC”). The Company does not undertake any obligation to update or revise any forward‐looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law. Caesars, Eldorado, Penn, Hard Rock, Century and JACK Entertainment Information The Company makes no representation as to the accuracy or completeness of the information regarding Caesars, Eldorado, Penn, Hard Rock, Century and JACK Entertainment included in this presentation. The historical audited and unaudited financial statements of Caesars, as the parent and guarantor of CEOC, LLC (“CEOC”), the Company's significant lessee, have been filed with the SEC. Certain financial and other information for Caesars, Eldorado, Penn, Hard Rock, Century and JACK Entertainment included in this presentation have been derived from their respective filings, if and as applicable, and other publicly available presentations and press releases. While we believe this information to be reliable, we have not independently investigated or verified such data. Market and Industry Data This presentation contains estimates and information concerning the Company's industry, including market position, rent growth and rent coverage of the Company's peers, that are based on industry publications, reports and peer company public filings. This information involves a number of assumptions and limitations, and you are cautioned not to rely on or give undue weight to this information. The Company has not independently verified the accuracy or completeness of the data contained in these industry publications, reports or filings. The industry in which the Company operates is subject to a high degree of uncertainty and risk due to variety of factors, including those described in the "Risk Factors" section of the Company's public filings with the SEC. Non‐GAAP Financial Measures This presentation includes reference to Funds From Operations (“FFO”), FFO per share, Adjusted Funds From Operations (“AFFO”), AFFO per share, and Adjusted EBITDA, which are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). These are non-GAAP financial measures and should not be construed as alternatives to net income or as an indicator of operating performance (as determined in accordance with GAAP). We believe FFO, FFO per share, AFFO, AFFO per share and Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of our business. For additional information regarding these non-GAAP financial measures see “Definitions of Non-GAAP Financial Measures” included in the Appendix at the end of this presentation. Financial Data Financial information provided herein is as of March 31, 2020 unless otherwise indicated. VICI Q1 2020 Supplemental Financial & Operating Data 2

Corporate Overview

About VICI Properties (NYSE: VICI)

VICI Properties Inc. ("VICI Properties" or the "Company") is an experiential real estate investment trust that owns one of the largest portfolios of market-leading gaming, hospitality and entertainment destinations, including the world-renowned Caesars Palace. VICI Properties' national, geographically diverse portfolio consists of 28 gaming facilities comprising over 40 million square feet and features approximately 15,600 hotel rooms and more than 180 restaurants, bars and nightclubs. Its properties are leased to industry leading gaming and hospitality operators, including Caesars Entertainment Corporation, Century Casinos Inc., Hard Rock International, JACK Entertainment and Penn National Gaming. VICI Properties also owns four championship golf courses and 34 acres of undeveloped land adjacent to the Las Vegas Strip. VICI Properties' strategy is to create the nation's highest quality and most productive experiential real estate portfolio. For additional information, please visit www.viciproperties.com.

Senior Management

Edward Pitoniak	Chief Executive Officer & Director
John Payne	President & Chief Operating Officer
David Kieske	EVP, Chief Financial Officer
Samantha Gallagher	EVP, General Counsel & Secretary
Gabriel Wasserman	Chief Accounting Officer

Contact Information

Corporate Headquarters
VICI Properties Inc.
535 Madison Ave., 20th Fl
New York, NY 10022
(646) 949-4631

Investor Relations
investors@viciproperties.com

Public Relations
pr@viciproperties.com

Transfer Agent
Computershare
2335 Alaska Avenue
El Segundo, CA 90245
(800) 962-4284
www.computershare.com

Public Markets Detail
Ticker: VICI
Exchange: NYSE

Unsecured Credit Ratings

Firm	Rating
Moody's	Ba3
Standard & Poor's	BB
Fitch	BB

Board of Directors

Board of Directors	Titles	Independent
James Abrahamson	Director, Chairman of the Board	✓
Diana Cantor	Director, Chair of the Audit Committee	✓
Monica Douglas	Director	✓
Elizabeth Holland	Director	✓
Craig Macnab	Director, Chair of the Compensation Committee	✓
Edward Pitoniak	Chief Executive Officer & Director	
Michael Rumbolz	Director, Chair of the Nominating & Governance Committee	✓

Covering Equity Analysts

Firm	Analyst	Phone	Email
Barclays	Felicia Hendrix	(212) 526-5562	Felicia.Hendrix@barclays.com
BofA Merrill Lynch	Shaun Kelley	(646) 855-1005	Shaun.Kelley@baml.com
Citi	Smedes Rose	(212) 816-6243	Smedes.Rose@citi.com
Credit Suisse	Ben Combes	(212) 538-2383	Ben.Combes@credit-Suisse.com
Deutsche Bank	Carlo Santarelli	(212) 250-5815	Carlo.Santarelli@db.com
Evercore ISI	Rich Hightower	(212) 752-0886	Rich.Hightower@evercoreisi.com
Goldman Sachs	Stephen Grambling	(212) 902-7832	Stephen.Grambling@gs.com
Green Street Advisors	Spenser Allaway	(949) 640-8780	Sallaway@greenstreetadvisors.com
Jefferies	David Katz	(212) 323-3355	Dkatz@jefferies.com
Ladenburg Thalmann & Co.	John Massocca	(212) 409-2543	Jmassoca@ladenburg.com
Morgan Stanley	Thomas Allen	(212) 761-3356	Thomas.Allen@morganstanley.com
Nomura I Instinet	Daniel Adam	(212) 310-5407	Daniel.Adam@instinet.com
Robert W. Baird	RJ Milligan	(813) 273-8252	Rjmilligan@rwbaird.com
SMBC Nikko Securities	Richard Anderson	(646) 521-2351	Randerson@smbcnikko-si.com
Stifel Nicolaus	Simon Yarmak	(443) 224-1345	Yarmaks@stifel.com
Sun Trust Robinson Humphrey	Barry Jonas	(212) 590-0998	Barry.Jonas@suntrust.com
Union Gaming	John DeCree	(702) 691-3213	John.Decree@uniongaming.com
Wells Fargo	Todd Stender	(562) 637-1371	Todd.Stender@wellsfargo.com

Covering High Yield Analysts

Firm	Analyst	Phone	Email
BofA Merrill Lynch	James Kayler	(646) 855-9223	James.F.Kayler@baml.com
Deutsche Bank	Luis Chinchilla	(212) 250-9980	Luis.Chinchilla@db.com
Goldman Sachs	Komal Patel	(212) 357-9774	Komal.Patel@gs.com
J.P. Morgan	Michael Pace	(212) 270-6530	Michael.Pace@jpmorgan.com

VICI Q1 2020 Supplemental Financial & Operating Data

3

Table of Contents Portfolio & Financial Overview 5 Consolidated Balance Sheets 6-7 Consolidated Statements of Operations 8-9 Revenue Breakdown 10-11 Non‐GAAP Financial Measures 12-13 Capitalization 14 Property Overview 15 Properties Breakdown 16-17 Summary of Current Lease Terms 18-19 Recent Activity 20-21 Right of First Refusal / Put-Call Assets 22 Definitions of Non-GAAP Financial Measures 23 VICI Q1 2020 Supplemental Financial & Operating Data 4

Portfolio & Financial Overview

(amounts in thousands, except per share data and portfolio and property data)

Financial Highlights

	Three Months Ended				
	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019
Net (Loss) Income Per Share					
Basic	($0.05)	$0.21	$0.31	$0.37	$0.37
Diluted	($0.05)	$0.21	$0.31	$0.37	$0.37
Funds From Operations Per Share [1]					
Basic	($0.05)	$0.21	$0.31	$0.37	$0.37
Diluted	($0.05)	$0.21	$0.31	$0.37	$0.37
Adjusted Funds From Operations Per Share [1]					
Basic	$0.39	$0.38	$0.36	$0.38	$0.37
Diluted	$0.38	$0.37	$0.35	$0.38	$0.37
Net (Loss) Income Attributable to Common Stockholders	($24,012)	$98,631	$144,435	$152,049	$150,849
Adjusted EBITDA[1]	$244,704	$229,681	$211,669	$206,244	$199,019
Annualized Dividend Per Share	$1.19	$1.19	$1.19	$1.15	$1.15
Dividend Yield at Period End	7.2%	4.7%	5.3%	5.2%	5.3%

Summary Capitalization (see page 14)

Equity Market Capitalization	$7,797,779
Total Debt	$6,850,000
Cash, Cash Equivalents & Restricted Cash[2]	$2,371,084
Enterprise Value	$12,276,695
Net Leverage Ratio[3]	5.0x

Portfolio Data

Properties	28
Golf Courses	4
Developable Las Vegas Strip Land (acres)	34
States	12
MSAs	16
Weighted Average Remaining Lease Term, Including Renewal Options (years)[4]	32.9

Property Totals

Total Square Feet (000s)	43,438
Casino Space Sq. Ft. (000s)	1,750
Meeting Space Sq. Ft. (000s)	764
Slot Machines	34,960
Table Games	1,880
Hotel Rooms	15,552
Restaurants	~180
Retail Outlets	~50

VICI

Tenant MSA Diversity (% of SF)



Las Vegas	29%	Omaha	3%
Philadelphia	19%	Memphis	3%
San Francisco	9%	New Orleans	2%
Dallas	7%	Cleveland	2%
Chicago	6%	Pittsburgh	2%
Louisville	6%	Nashville	1%
Detroit	5%	Cincinnati	1%
Kansas City	3%	St. Louis	1%

Debt Composition


Floating Rate
1%
Fixed Rate
99%


Secured
31%
Unsecured
69%

Notes

1. See "Non-GAAP Financial Measures" on pages 12-13 of this presentation for the reconciliations of these Non-GAAP Financial Measures.
2. Includes $2,002 million of Restricted Cash, which is solely related to funds held in escrow from the February 2020 Senior Unsecured Notes offering to be used to consummate the Eldorado Transaction. In the event that the Eldorado Transaction does not close, such funds will be used to redeem in full the 2027, the 2030 and a portion of the Senior Unsecured Notes due 2025 through the Special Mandatory Redemption.
3. Net Leverage Ratio is defined as Total Debt less Cash, Cash Equivalents and Restricted Cash divided by LTM Adjusted EBITDA. See "Definitions of Non-GAAP Financial Measures" on page 23 of this presentation for the definition of Adjusted EBITDA.
4. Weighted average remaining lease term, including renewal options, as of March 31, 2020.

VICI Q1 2020 Supplemental Financial & Operating Data
5

Consolidated Balance Sheets (amounts in thousands, except share and per share data) March 31, 2020 December 31, 2019 Assets Real estate portfolio: Investments in leases - direct financing and sales-type, net $ 10,330,728 $ 10,734,245 Investments in leases - operating 1,086,658 1,086,658 Investments in leases - financing receivables, net 794,055 — Investments in loans, net 48,470 — Land 94,711 94,711 Cash and cash equivalents 369,052 1,101,893 Restricted cash 2,002,032 — Short-term investments — 59,474 Other assets 181,507 188,638 Total assets $ 14,907,213 $ 13,265,619 Liabilities Debt, net $ 6,754,485 $ 4,791,563 Accrued interest 51,162 20,153 Deferred financing liability 73,600 73,600 Deferred revenue 476 70,340 Dividends payable 139,304 137,056 Other liabilities 164,155 123,918 Total liabilities 7,183,182 5,216,630 Stockholders' equity Common stock, $0.01 par value, 700,000,000 shares authorized and 468,616,540 and 461,004,742 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively 4,686 4,610 Preferred stock, $0.01 par value, 50,000,000 shares authorized and no shares outstanding at March 31, 2020 and December 31, 2019 — — Additional paid-in capital 8,018,568 7,817,582 Accumulated other comprehensive loss (118,216) (65,078) Retained (deficit) earnings (262,470) 208,069 Total VICI stockholders' equity 7,642,568 7,965,183 Non-controlling interests 81,463 83,806 Total stockholders' equity 7,724,031 8,048,989 Total liabilities and stockholders' equity $ 14,907,213 $ 13,265,619 Note: On January 1, 2020, we adopted ASC 326 – “Credit Losses” (“CECL”) and, as a result we are required to estimate and record non-cash credit losses related to our historical and any future investments in direct financing and sales-type leases, lease financing receivables and loans. As of March 31, 2020, our Investments in leases – direct financing and sales-type, Investments in leases – financing receivables and Investments in loans are net of $400.4 million, $56.6 million and $1.9 million of Allowance for credit losses, respectively. The credit loss standard does not require retrospective application and as such there is no corresponding allowance as of December 31, 2019. Refer to Note 6 – Allowance for Credit Losses within our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 for further details. VICI Q1 2020 Supplemental Financial & Operating Data 6

Consolidated Balance Sheets – Quarterly

(amounts in thousands, except share and per share data)

VICI

	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Assets				
Real estate portfolio:				
Investments in leases - direct financing and sales-type, net	$ 10,330,728	$ 10,734,245	$ 10,455,900	$ 9,897,031
Investments in leases - operating	1,086,658	1,086,658	1,086,658	1,086,658
Investments in leases - financing receivables, net	794,055	—	—	—
Investments in loans, net	48,470	—	—	—
Land	94,711	94,711	94,711	94,711
Cash and cash equivalents	369,052	1,101,893	431,423	1,205,335
Restricted cash	2,002,032	—	32,087	28,217
Short-term investments	—	59,474	342,767	97,586
Other assets	181,507	188,638	137,920	112,508
Total assets	**$ 14,907,213**	**$ 13,265,619**	**$ 12,581,466**	**$ 12,522,046**
Liabilities				
Debt, net	$ 6,754,485	$ 4,791,563	$ 4,125,473	$ 4,124,448
Accrued interest	51,162	20,153	23,945	13,965
Deferred financing liability	73,600	73,600	73,600	73,600
Deferred revenue	476	70,340	250	5
Dividends payable	139,304	137,056	137,048	132,441
Other liabilities	164,155	123,918	147,081	105,164
Total liabilities	**7,183,182**	**5,216,630**	**4,507,397**	**4,449,623**
Stockholders' equity				
Common stock	4,686	4,610	4,610	4,610
Preferred stock	—	—	—	—
Additional paid-in capital	8,018,568	7,817,582	7,816,233	7,814,829
Accumulated other comprehensive loss	(118,216)	(65,078)	(77,116)	(70,003)
Retained (deficit) earnings	(262,470)	208,069	246,587	239,301
Total VICI stockholders' equity	7,642,568	7,965,183	7,990,314	7,988,737
Non-controlling interests	81,463	83,806	83,755	83,686
Total stockholders' equity	7,724,031	8,048,989	8,074,069	8,072,423
Total liabilities and stockholders' equity	**$ 14,907,213**	**$ 13,265,619**	**$ 12,581,466**	**$ 12,522,046**

Note: As of March 31, 2020, our Investments in leases – direct financing and sales-type, Investments in leases – financing receivables and Investments in loans are net of $400.4 million, $56.6 million and $1.9 million of Allowance for credit losses, respectively. The credit loss standard does not require retrospective application and as such there is no corresponding allowance as of December 31, 2019, September 30, 2019 or June 30, 2019. Refer to Note 6 – Allowance for Credit Losses within our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 for further details.

VICI Q1 2020 Supplemental Financial & Operating Data

7

Consolidated Statements of Operations (amounts in thousands, except share and per share data) Three Months Ended March 31, 2020 2019 Revenues Income from direct financing and sales-type leases $ 224,252 $ 195,750 Income from operating leases 10,913 10,913 Income from lease financing receivables and loans 12,843 — Tenant reimbursements and other income 693 — Golf operations 6,300 7,339 Revenues 255,001 214,002 Operating expenses General and administrative 7,015 6,225 Depreciation 867 930 Tenant reimbursements and other expenses 703 — Golf operations 4,370 4,092 Change in allowance for credit losses 149,508 — Transaction and acquisition expenses 4,517 889 Total operating expenses 166,980 12,136 Operating income 88,021 201,866 Interest expense (76,093) (53,586) Interest income 5,520 5,167 Loss from extinguishment of debt (39,059) — (Loss) income before income taxes (21,611) 153,447 Income tax expense (454) (521) Net (loss) income (22,065) 152,926 Less: Net income attributable to non-controlling interest (1,947) (2,077) Net (loss) income attributable to common stockholders $ (24,012) $ 150,849 Net (loss) income per common share Basic $ (0.05) $ 0.37 Diluted $ (0.05) $ 0.37 Weighted average number of shares of common stock outstanding Basic 465,177,425 405,733,656 Diluted1 465,177,425 406,035,025 Impact to net (loss) income related to non-cash change in allowance for credit losses - CECL 2 $ (149,508) — Per share impact related to non-cash change in allowance for credit losses - CECL Basic $ (0.32) — Diluted $ (0.32) — Notes 1. For the calculation of diluted net (loss) income per common share, the diluted weighted average number of shares of common stock outstanding is equal to the basic weighted average number of shares of common stock outstanding. Refer to pages 12 and 13 for further details. 2. Refer to Note 6 – Allowance for Credit Losses within our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 for further details. VICI Q1 2020 Supplemental Financial & Operating Data 8

Consolidated Statements of Operations – Quarterly

(amounts in thousands, except share and per share data)

VICI

	Three Months Ended			
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Revenues				
Income from direct financing and sales-type leases	$ 224,252	$ 218,905	$ 206,001	$ 201,549
Income from operating leases	10,913	10,913	10,913	10,914
Income from lease financing receivables and loans	12,843	—	—	—
Tenant reimbursements and other income	693	—	—	—
Golf operations	6,300	7,719	5,599	8,283
Revenues	255,001	237,537	222,513	220,746
Operating expenses				
General and administrative	7,015	5,109	6,717	6,518
Depreciation	867	883	1,000	1,018
Tenant reimbursements and other expenses	703	—	—	—
Golf operations	4,370	4,538	5,423	4,848
Change in allowance for credit losses	149,508	—	—	—
Transaction and acquisition expenses	4,517	249	993	2,867
Total operating expenses	166,980	10,779	14,133	15,251
Operating income	88,021	226,758	208,380	205,495
Interest expense	(76,093)	(71,448)	(68,531)	(54,819)
Interest income	5,520	4,153	6,690	4,004
Loss from extinguishment of debt	(39,059)	(58,143)	—	—
(Loss) income before income taxes	(21,611)	101,320	146,539	154,680
Income tax expense	(454)	(607)	(24)	(553)
Net (loss) income	(22,065)	100,713	146,515	154,127
Less: Net income attributable to non-controlling interest	(1,947)	(2,082)	(2,080)	(2,078)
Net (loss) income attributable to common stockholders	$ (24,012)	$ 98,631	$ 144,435	$ 152,049
Net (loss) income per common share				
Basic	$ (0.05)	$ 0.21	$ 0.31	$ 0.37
Diluted	$ (0.05)	$ 0.21	$ 0.31	$ 0.37
Weighted average number of shares of common stock outstanding				
Basic	465,177,425	460,689,199	460,666,295	412,309,577
Diluted [1]	465,177,425	472,642,363	465,771,668	412,821,400
Impact to net (loss) income related to non-cash change in allowance for credit losses - CECL [2]	$ (149,508)	—	—	—
Per share impact related to non-cash change in allowance for credit losses - CECL				
Basic	$ (0.32)	—	—	—
Diluted	$ (0.32)	—	—	—

Notes

1. For the calculation of diluted net (loss) income per common share, the diluted weighted average number of shares of common stock outstanding is equal to the basic weighted average number of shares of common stock outstanding. Refer to pages 12 and 13 for further details.
2. Refer to Note 6 – Allowance for Credit Losses within our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 for further details.

VICI Q1 2020 Supplemental Financial & Operating Data

9

VICI

Revenue Breakdown

(amounts in thousands, except share and per share data)

	Three Months Ended March 31, 2020	2019
Contractual leasing revenues (cash rent)		
Caesars Palace Las Vegas	$ 41,023	$ 40,176
Caesars Palace Las Vegas, classified as operating lease revenue	10,913	10,913
Non-CPLV & Joliet[1]	127,133	125,255
Harrah's Las Vegas	22,289	22,069
Margaritaville Bossier City	5,857	5,738
Greektown	13,889	—
Hard Rock Cincinnati	10,688	—
Century Portfolio	6,250	—
JACK Cleveland/Thistledown, classified as lease financing revenue	12,397	—
Total contractual leasing revenues (cash rent)	$ 250,439	$ 204,151
Investments in loans	836	—
Golf operations	6,300	7,339
Total cash revenue	$ 257,575	$ 211,490
Non-cash lease adjustments [2]		
Caesars Palace Las Vegas	$ (2,571)	$ (1,703)
Non-CPLV & Joliet[1]	3,565	4,671
Harrah's Las Vegas	(442)	(202)
Margaritaville Bossier City	(1,047)	(254)
Greektown	(2,410)	—
Hard Rock Cincinnati	(215)	—
Century Portfolio	243	—
JACK Cleveland/Thistledown	(377)	—
Total non-cash lease adjustments	$ (3,254)	$ 2,512
Investments in loans non-cash adjustment	(13)	—
Total non-cash adjustments	$ (3,267)	$ 2,512
Tenant reimbursements and other income	693	—
Total GAAP revenues	$ 255,001	$ 214,002

Notes

1. Includes 100% of revenues. A JV partner owns a 20% non-controlling interest in Harrah's Joliet.
2. Amounts represent the non-cash adjustment to income from direct financing leases, sales-type leases and lease financing receivables in order to recognize income on an effective interest basis at a constant rate of return over the term of the leases.

VICI Q1 2020 Supplemental Financial & Operating Data

10

Revenue Breakdown – Quarterly

(amounts in thousands, except share and per share data)

VICI

	Three Months Ended			
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Contractual leasing revenues (cash rent)				
Caesars Palace Las Vegas	$ 41,023	$ 40,741	$ 40,176	$ 40,176
Caesars Palace Las Vegas, classified as operating lease revenue	10,913	10,913	10,913	10,914
Non-CPLV & Joliet [1]	127,133	126,507	125,255	125,255
Harrah's Las Vegas	22,289	22,068	22,069	22,068
Margaritaville Bossier City	5,857	5,800	5,800	5,800
Greektown	13,889	13,889	13,889	5,973
Hard Rock Cincinnati	10,688	10,687	1,306	—
Century Portfolio	6,250	1,747	—	—
JACK Cleveland/Thistledown, classified as lease financing revenue	12,397	—	—	—
Total contractual leasing revenues (cash rent)	$ 250,439	$ 232,352	$ 219,408	$ 210,186
Investment in loans	836	—	—	—
Golf operations	6,300	7,719	5,599	8,283
Total cash revenue	$ 257,575	$ 240,071	$ 225,007	$ 218,469
Non-cash lease adjustments [2]				
Caesars Palace Las Vegas	$ (2,571)	$ (2,337)	$ (1,747)	$ (1,725)
Non-CPLV & Joliet [1]	3,565	3,805	4,935	4,800
Harrah's Las Vegas	(442)	(214)	(210)	(206)
Margaritaville Bossier City	(1,047)	(1,098)	(2,536)	(322)
Greektown	(2,410)	(2,452)	(2,936)	(270)
Hard Rock Cincinnati	(215)	(238)	—	—
Century Portfolio	243	—	—	—
JACK Cleveland/Thistledown	(377)	—	—	—
Total non-cash lease adjustments	$ (3,254)	$ (2,534)	$ (2,494)	$ 2,277
Investment in loans non-cash adjustment	(13)	—	—	—
Total non-cash adjustments	$ (3,267)	$ (2,534)	$ (2,494)	$ 2,277
Tenant reimbursements and other income	693	—	—	—
Total GAAP revenues	$ 255,001	$ 237,537	$ 222,513	$ 220,746

Notes

1. Includes 100% of revenues. A JV partner owns a 20% non-controlling interest in Harrah's Joliet.
2. Amounts represent the non-cash adjustment to income from direct financing leases, sales-type leases and lease financing receivables in order to recognize income on an effective interest basis at a constant rate of return over the term of the leases.

VICI Q1 2020 Supplemental Financial & Operating Data

11

Non‐GAAP Financial Measures (amounts in thousands, except share and per share data) Three Months Ended March 31, 2020 2019 Net (loss) income attributable to common stockholders $ (24,012) $ 150,849 Real estate depreciation — — Funds From Operations (FFO)1 (24,012) 150,849 Non-cash leasing and financing adjustments attributable to common stockholders 3,310 (2,446) Non-cash change in allowance for credit losses attributable to common stockholders 149,372 — Transaction and acquisition expenses 4,517 889 Non-cash stock-based compensation 1,350 1,051 Amortization of debt issuance costs and original issue discount 6,299 1,465 Other depreciation 843 927 Capital expenditures (762) (1,191) Loss on extinguishment of debt 39,059 — Adjusted Funds From Operations (AFFO)1 179,976 151,544 Interest expense, net 64,274 46,954 Income tax expense 454 521 Adjusted EBITDA1 $ 244,704 $ 199,019 Net (loss) income per common share Basic and diluted $ (0.05) $ 0.37 FFO per common share Basic and diluted $ (0.05) $ 0.37 Weighted average number of shares of common stock outstanding - Net (Loss) Income and FFO Basic 465,177,425 405,733,656 Diluted 465,177,425 406,035,025 AFFO per common share Basic $ 0.39 $ 0.37 Diluted $ 0.38 $ 0.37 Weighted average number of shares of common stock outstanding - AFFO Basic 465,177,425 405,733,656 Diluted 2 475,552,624 406,035,025 Notes 1. See definitions of Non-GAAP Financial Measures on page 23 of this presentation. 2. For the three months ended March 31, 2020, the diluted weighted average number of shares of common stock outstanding in relation to AFFO is adjusted to include the dilutive effect, using the treasury stock method, of the assumed conversion of our restricted stock in the amount of 83,367 shares and the assumed settlement of our Forward Sale Agreements in the amount of 10,291,832 shares. For the three months ended March 31, 2020, such amounts have been excluded from the diluted weighted average number of shares of common stock in relation to net loss and FFO as these were in loss positions and the effect of inclusion would have been anti-dilutive. VICI Q1 2020 Supplemental Financial & Operating Data 12

VICI

Non-GAAP Financial Measures – Quarterly

(amounts in thousands, except share and per share data)

	Three Months Ended March 31, 2020	Three Months Ended December 31, 2019	Three Months Ended September 30, 2019	Three Months Ended June 30, 2019
Net (loss) income attributable to common stockholders	$ (24,012)	$ 98,631	$ 144,435	$ 152,049
Real estate depreciation	—	—	—	—
Funds From Operations (FFO)[1]	**(24,012)**	**98,631**	**144,435**	**152,049**
Non-cash leasing and financing adjustments attributable to common stockholders	3,310	2,585	2,563	(2,210)
Non-cash change in allowance for credit losses attributable to common stockholders	149,372	—	—	—
Transaction and acquisition expenses	4,517	249	993	2,867
Non-cash stock-based compensation	1,350	1,402	1,404	1,366
Amortization of debt issuance costs and original issue discount	6,299	14,854	14,816	1,899
Other depreciation	843	875	997	1,016
Capital expenditures	(762)	(106)	(588)	(212)
Loss on extinguishment of debt	39,059	58,143	—	—
Adjusted Funds From Operations (AFFO)[1]	**179,976**	**176,633**	**164,620**	**156,775**
Interest expense, net	64,274	52,441	47,025	48,916
Income tax expense	454	607	24	553
Adjusted EBITDA[1]	**$ 244,704**	**$ 229,681**	**$ 211,669**	**$ 206,244**
Net (loss) income per common share				
Basic and diluted	$ (0.05)	$ 0.21	$ 0.31	$ 0.37
FFO per common share				
Basic and diluted	$ (0.05)	$ 0.21	$ 0.31	$ 0.37
Weighted average number of shares of common stock outstanding - Net (Loss) Income and FFO				
Basic	465,177,425	460,689,199	460,666,295	412,309,577
Diluted	465,177,425	472,642,363	465,771,668	412,821,400
AFFO per common share				
Basic	$ 0.39	$ 0.38	$ 0.36	$ 0.38
Diluted	$ 0.38	$ 0.37	$ 0.35	$ 0.38
Weighted average number of shares of common stock outstanding - AFFO				
Basic	465,177,425	460,689,199	460,666,295	412,309,577
Diluted[2]	475,552,624	472,642,363	465,771,668	412,821,400

Notes

1. See definitions of Non-GAAP Financial Measures on page 23 of this presentation.
2. For the three months ended March 31, 2020, the diluted weighted average number of shares of common stock outstanding in relation to AFFO is adjusted to include the dilutive effect, using the treasury stock method, of the assumed conversion of our restricted stock in the amount of 83,367 shares and the assumed settlement of our Forward Sale Agreements in the amount of 10,291,832 shares. For the three months ended March 31, 2020, such amounts have been excluded from the diluted weighted average number of shares of common stock in relation to net loss and FFO as these were in loss positions and the effect of inclusion would have been anti-dilutive.

VICI Q1 2020 Supplemental Financial & Operating Data

13

VICI

Capitalization

($ amounts in thousands, except share and per share data)

Debt	Maturity Date	Interest Rate	Interest Frequency	Credit Rating Moody's/S&P/Fitch	Balance as of March 31, 2020	% of Total	Prepayment Option	Years to Maturity
VICI PropCo Senior Secured Credit Facilities								
Revolving Credit Facility	5/15/2024	L+2.00%	Monthly[1]		-	0%	-	4.1 years
Term Loan B Facility	12/22/2024	L+1.75%[2]	Monthly[3]	Ba2 / BBB- / BBB-	2,100,000	31%	Par	4.7 years
Senior Unsecured Notes Due 2025	2/15/2025	3.50%	Semi-Annually	Ba3 / BB / BB	750,000	11%	NC 2	4.9 years
Senior Unsecured Notes Due 2026	12/1/2026	4.25%	Semi-Annually	Ba3 / BB / BB	1,250,000	18%	NC 3	6.7 years
Senior Unsecured Notes Due 2027	2/15/2027	3.75%	Semi-Annually	Ba3 / BB / BB	750,000	11%	NC 3	6.9 years
Senior Unsecured Notes Due 2029	12/1/2029	4.63%	Semi-Annually	Ba3 / BB / BB	1,000,000	15%	NC 5	9.7 years
Senior Unsecured Notes Due 2030	8/15/2030	4.13%	Semi-Annually	Ba3 / BB / BB	1,000,000	15%	NC 5	10.4 years
Total Debt		**4.19%[4]**			**$6,850,000**	**100%**		**6.9 years**

Fixed Rate	$6,750,000	99%
Variable Rate	$100,000	1%

Equity	
Shares Outstanding as of 3/31/2020	468,616,540
Share Price as of 3/31/2020	$16.64
Equity Market Capitalization	**$7,797,779**

Enterprise Value	
Total Debt plus Equity Market Capitalization	$14,647,779
Less: Cash, Cash Equivalents & Restricted Cash[5]	2,371,084
Total Enterprise Value	**$12,276,695**

Total Liquidity	
Revolving Credit Facility Capacity (Undrawn as of 3/31/2020)	$1,000,000
Cash, Cash Equivalents & Restricted Cash[5]	2,371,084
Total Liquidity	**$3,371,084**

Notes

1. Commitment fees (0.375%-0.500% depending on leverage) on the undrawn portion of the Revolving Credit Facility are paid quarterly.
2. On April 24, 2018, VICI swapped $1.5 billion of variable rate debt at a fixed rate of 2.8297%. The interest rate swap agreements each have an effective date of May 22, 2018 and a termination date of April 22, 2023. On January 3, 2019, VICI swapped $500 million of variable rate debt at a blended rate of 2.38%. The interest rate swap agreements each have an effective date of January 22, 2019 and a termination date of January 22, 2021.
3. The Term Loan B Facility requires scheduled quarterly payments in amounts equal to 0.25% of the original principal amount adjusted for prepayments permitted pursuant to the Credit Agreement dated December 22, 2017 (the "Credit Agreement").
4. Based on one month LIBOR of 0.99% as of March 31, 2020. Includes impact of interest rate swaps.
5. Includes $2,002 million of Restricted Cash, which is solely related to funds held in escrow from the February 2020 Senior Unsecured Notes offering to be used to consummate the Eldorado Transaction. In the event that the Eldorado Transaction does not close, such funds will be used to redeem in full the 2027, the 2030 and a portion of the Senior Unsecured Notes due 2025 through the Special Mandatory Redemption.

VICI Q1 2020 Supplemental Financial & Operating Data

14

Property Overview

VICI

Caesars Palace Las Vegas


Caesars

Hard Rock Cincinnati


JACK CASINO
Hard Rock

JACK Cleveland


JACK Entertainment


Lake Tahoe / Reno
Las Vegas
Laughlin
Council Bluffs
Joliet / Hammond
Detroit
Cleveland
Philadelphia
Atlantic City
Cincinnati
Louisville
North Kansas City
Metropolis
Tunica Resorts / Robinsonville
Bossier City
Biloxi
New Orleans

★ **CURRENT PORTFOLIO**

★ **PENDING ACQUISITIONS**
- Harrah's New Orleans
- Harrah's Atlantic City
- Harrah's Laughlin

★ **PENDING DISPOSITIONS**[1]
- Harrah's Reno
- Bally's Atlantic City

★ **OWNED GOLF COURSES**
- Cascata, Boulder City, NV
- Rio Secco, Henderson, NV
- Grand Bear, Saucier, MS
- Chariot Run, Laconia, IN

★ **DESIGNATED PUT-CALL PROPERTIES**[2]
- Indiana Grand, Centaur
- Hoosier Park, Centaur
- Caesars Forum Convention Center

★ **DESIGNATED ROFR PROPERTIES**[3]
- Bally's Las Vegas
- Flamingo Las Vegas
- Paris Las Vegas
- Planet Hollywood
- The LINQ
- Horseshoe Baltimore

Harrah's Lake Tahoe


Caesars

Century Casino Cape Girardeau


Isle
Century Casinos

Greektown Casino-Hotel


Penn National Gaming

VICI Continues to Diversify its Rent Base

VICI At Formation


% LV Rent
26%
74%
% Regional Rent

VICI Post Pending Transactions[4]


% LV Rent
31%
69%
% Regional Rent

Note: Transactions pending completion are subject to customary closing conditions and regulatory approvals. The Eldorado Transaction and the pending Harrah's Reno disposition are also subject to the consummation of the merger of Eldorado with and into Caesars (the "Eldorado/Caesars Combination"). We can provide no assurances that the pending transactions and/or the Eldorado/Caesars Combination will be consummated on the terms or time frames contemplated, or at all.

1. On December 31, 2019, VICI and Caesars jointly entered into a definitive agreement to sell Harrah's Reno for $50 million to a third party; the proceeds shall be split 75% to VICI and 25% to Caesars. On April 24, 2020, VICI and Caesars entered into definitive agreements to sell Bally's Atlantic City for $25 million to a third party; the proceeds shall be split ~$19.0 million to VICI and ~$6.0 million to Caesars. The annual rent payments under the Non-CPLV lease will remain unchanged following completion of the dispositions.
2. The put/call option on Harrah's Hoosier Park and Indiana Grand Racing & Casino (13.0x call/12.5x put) can be exercised between January 1, 2022 and December 31, 2024. The put/call option on these properties will be effective after the closing of the Eldorado/Caesars Combination. The put option on the Caesars Forum Convention Center can be exercised between January 1, 2024 and December 31, 2024 at 13.0x. The call option on the Caesars Forum Convention Center can be exercised between January 1, 2027 and December 31, 2027 at 13.0x.
3. In respect to the ROFR assets in Las Vegas, the first will be selected from: Flamingo Las Vegas, Bally's Las Vegas, Paris Las Vegas and Planet Hollywood Resort & Casino, with the second to be selected from one of the previous four plus the LINQ Hotel & Casino. Combined Eldorado/Caesars will not have a contractual obligation to sell the properties subject to the ROFRs and will make independent financial decisions regarding whether to trigger the ROFRs. The ROFRs on these properties will be effective after the closing of the Eldorado/Caesars Combination. The exercise of the ROFR over Horseshoe Baltimore is subject to any consent required from applicable joint venture partners of Caesars.
4. Reflects rent acquired from pending acquisitions of the MTA Properties and the pending CPLV and Non-CPLV Lease Modifications.

VICI Q1 2020 Supplemental Financial & Operating Data

15

Properties Breakdown

VICI

Major MSAs Served	Property Name	Location	Total Sq. Ft. (000s)	Casino Sq. Ft. (000s)	Meeting Sq. Ft. (000s)	Slot Machines	Table Games	Hotel Rooms
Chicago	Horseshoe Hammond	Hammond, IN	1,716	108	--	2,220	150	--
	Harrah's Joliet	Joliet, IL	1,011	39	6	1,090	40	200
Cincinnati	Hard Rock Cincinnati	Cincinnati, OH	450	100	33	1,800	100	--
Cleveland	JACK Cleveland	Cleveland, OH	294	96	--	1,330	120	--
	JACK Thistledown Racino	North Randall, OH	610	57	--	1,480	--	--
Dallas	Horseshoe Bossier City	Bossier City, LA	1,419	28	22	1,170	70	610
	Harrah's Louisiana Downs	Bossier City, LA	1,118	12	29	830	--	--
	Margaritaville Bossier City	Bossier City, LA	375	27	--	1,220	50	395
Detroit	Greektown Casino	Detroit, MI	2,199	100	14	2,705	75	400
Kansas City	Harrah's North Kansas City	North Kansas City, MO	1,435	60	13	1,300	60	390
Las Vegas	Caesars Palace Las Vegas	Las Vegas, NV	8,579	124	300	1,440	160	3,970
	Harrah's Las Vegas	Las Vegas, NV	4,100	89	24	1,220	90	2,540
Louisville	Caesars Southern Indiana	Elizabeth, IN	2,510	87	24	1,580	100	500
Memphis	Horseshoe Tunica	Robinsonville, MS	1,008	63	20	1,010	100	510
	Tunica Roadhouse[1]	Robinsonville, MS	225	--	19	--	--	140
Nashville	Harrah's Metropolis	Metropolis, IL	474	24	--	840	30	260
New Orleans	Harrah's Gulf Coast	Biloxi, MS	1,031	31	--	770	30	500
Omaha	Harrah's Council Bluffs	Council Bluffs, IA	790	21	6	550	20	250
	Horseshoe Council Bluffs	Council Bluffs, IA	632	60	--	1,380	70	--
Pittsburgh	Mountaineer Casino	New Cumberland, WV	894	76	70	1,485	35	357

Notes

1. In January 2019, Caesars combined the gaming operations of Tunica Roadhouse and Horseshoe Tunica. In January 2020, Caesars permanently closed Tunica Roadhouse although Caesars continues to fulfill its required obligations under the applicable lease.

VICI Q1 2020 Supplemental Financial & Operating Data

16

Properties Breakdown (Continued)

VICI

Major MSAs Served	Property Name	Location	Total Sq. Ft. (000s)	Casino Sq. Ft. (000s)	Meeting Sq. Ft. (000s)	Slot Machines	Table Games	Hotel Rooms
Philadelphia	Caesars Atlantic City	Atlantic City, NJ	3,632	116	29	1,890	130	1,140
	Bally's Atlantic City[1]	Atlantic City, NJ	2,547	127	64	1,800	160	1,210
	Harrah's Philadelphia	Chester, PA	2,000	113	12	2,450	110	--
San Francisco / Sacramento	Harvey's Lake Tahoe	Lake Tahoe, NV	1,670	44	19	670	50	740
	Harrah's Reno[2]	Reno, NV	1,371	40	22	610	30	930
	Harrah's Lake Tahoe	Stateline, NV	1,057	45	18	760	70	510
St. Louis	Century Casino Cape Girardeau	Cape Girardeau, MO	167	42	8	860	20	--
	Century Casino Caruthersville	Caruthersville, MO	90	21	12	500	10	--
Total VICI Properties								
16 MSAs	**28 Properties**	**12 States**	**43,438**	**1,750**	**764**	**34,960**	**1,880**	**15,552**
Golf Courses	Cascata Golf Course	Boulder City, NV	37	--	--	--	--	--
	Rio Secco Golf Course	Henderson, NV	30	--	--	--	--	--
	Grand Bear Golf Course	Saucier, MS	5	--	--	--	--	--
	Chariot Run Golf Course	Laconia, IN	5	--	--	--	--	--

Notes

1. On April 24, 2020, VICI and Caesars entered into definitive agreements to sell Bally's Atlantic City for $25 million to a third party. The proceeds of the transaction shall be split approximately $19.0 million to VICI and approximately $6.0 million to Caesars, while the annual rent payments under the Non-CPLV lease will remain unchanged following completion of the disposition.
2. On December 31, 2019, VICI and Caesars jointly entered into a definitive agreement to sell Harrah's Reno for $50 million to a third party. The proceeds of the transaction shall be split 75% to VICI and 25% to Caesars, while the annual rent payments under the Non-CPLV lease will remain unchanged following completion of the disposition.

VICI Q1 2020 Supplemental Financial & Operating Data

17

VICI

Summary of Current Lease Terms

	Non-CPLV & Joliet (2 Leases)[1,2]	Regional Master Lease & Joliet Lease[3]	Caesars Palace Las Vegas[2]	Harrah's Las Vegas[2]	Las Vegas Master Lease[3]
Properties Subject to Lease	18 Non-CPLV Properties & Harrah's Joliet	18 Non-CPLV Properties, Harrah's Joliet, MTA Properties	CPLV	HLV	CPLV and HLV
Current Annual Cash Rent	$508.5 Million	$662.5 Million	$207.7 Million	$89.2 Million	$395.4 Million
Current Lease Year	Nov. 1, 2019 – Oct. 31, 2020	Nov. 1, 2019 – Oct. 31, 2020	Nov. 1, 2019 – Oct. 31, 2020	Jan. 1, 2020 – Dec. 31, 2020	Nov. 1, 2019 – Oct. 31, 2020
Annual Escalator	1.5% in years 2-5 >2% / change in CPI thereafter	1.5% in years 2-5 >2% / change in CPI thereafter	>2% / change in CPI beginning in year 2	1% per year for years 2 – 5 and >2% / change in CPI thereafter	>2% / change in CPI
EBITDAR Coverage Floor[4]	1.2x beginning in year 8	None	1.7x beginning in year 8	1.6x beginning in year 6	None
Rent Adjustment[5]	Year 8: 70% Base / 30% Variable Year 11: 80% Base / 20% Variable	Year 8: 70% Base / 30% Variable Year 11 & 16: 80% Base / 20% Variable	Year 8 & 11: 80% Base / 20% Variable	Year 8 & 11: 80% Base / 20% Variable	Year 8, 11 & 16: 80% Base / 20% Variable
Variable Rent Adjustment Mechanic[5]	4% of revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 0-2 Year 11: Avg. of years 8-10 less avg. of years 5-7	4% of revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 0-2 Year 11: Avg. of years 8-10 less avg. of years 5-7 Year 16: Avg. of years 13-15 less avg. of years 8-10	4% of revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 0-2 Year 11: Avg. of years 8-10 less avg. of years 5-7	4% of revenue increase/decrease Year 8: Year 7 less year 0 Year 11: Year 10 less year 7	4% of revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 0-2 Year 11: Avg. of years 8-10 less avg. of years 5-7 Year 16: Avg. of years 13-15 less avg. of years 8-10
Term	15-year initial term with four 5-year renewal options	Initial term extended to expire 15-years following closing of the Eldorado/Caesars Combination	15-year initial term with four 5-year renewal options		Initial term extended to expire 15-years following closing of the Eldorado/Caesars Combination
Guarantee	Caesars	Combined Eldorado/Caesars	Caesars	Caesars Resorts Collection	Combined Eldorado/Caesars
Capex	$350mm required over rolling 3-year period at $100mm minimum per year ($84mm allocated to CPLV, $255mm allocated to Non-CPLV and $11mm allocated by the tenant)	Existing capex requirements to be increased in proportion to the overall increase in tenant's net revenue arising from the new properties (measured prior to closing)	$350mm required over rolling 3-year period at $100mm minimum per year ($84mm allocated to CPLV, $255mm allocated to Non-CPLV and $11mm allocated by the tenant)	$171 Million between 2017 and 2021; Capex at 1% of net revenue thereafter	$350mm required over rolling 3-year period at $100mm minimum per year ($84mm allocated to CPLV); $171 Million between 2017 and 2021; Capex at 1% of net revenue thereafter

Note: Acquisitions pending completion are subject to customary closing conditions and regulatory approvals. The Eldorado Transaction is also subject to the consummation of the Eldorado/Caesars Combination. We can provide no assurances that the pending acquisitions will be consummated on the terms or time frames contemplated, or at all.

1. Cash rent amounts are presented prior to accounting for the portion of rent payable to the 20% JV partner at Harrah's Joliet. After adjusting for the portion of rent payable to the 20% JV partner, Current Cash Rent is $500.4 million.
2. The information in this column does not reflect the modifications to the Caesars Lease Agreements contemplated in connection with the closing of the Eldorado Transaction.
3. Regional Master Lease reflects $154 million of rent from the pending acquisition of the MTA Properties; Las Vegas Master Lease reflects $98.5 million of incremental rent from CPLV and HLV lease modifications, resulting from the Eldorado Transaction.
4. In the event that the EBITDAR to Rent Ratio coverage is below the stated floor, the escalator of the respective Caesars Lease Agreements will be reduced to such amount to achieve the stated EBITDAR to Rent Ratio coverage, provided that the amount shall never result in a decrease to the prior year's rent. The EBITDAR to Rent Ratio floor is conditioned upon obtaining a favorable private letter ruling from the Internal Revenue Service. The coverage floors, which coverage floors serve to reduce the rent escalators under the Caesars Lease Agreements in the event that the EBITDAR to Rent Ratio coverage is below the stated floor, will be removed upon execution of the amendments to the Caesars Lease Agreements in connection with the closing of the Eldorado Transaction.
5. Rent adjustments in the pro forma Regional Master Lease & Joliet Lease and pro forma Las Vegas Master Lease occur in lease years based on a lease commencement date of October 6, 2017.

VICI Q1 2020 Supplemental Financial & Operating Data

18

Summary of Current Lease Terms (Continued)

VICI

	Margaritaville Bossier City	Greektown	Hard Rock Cincinnati	Century Master Lease	JACK Cleveland /Thistledown Master Lease
Current Annual Cash Rent	$23.5 Million	$55.6 Million	$42.8 Million	$25.0 Million	$65.9 Million
Current Lease Year	Feb. 1, 2020 – Jan. 31, 2021	May 23, 2019 – May 31, 2020	Sept. 20, 2019 – Sept. 30, 2020	Dec. 6, 2019 – Dec. 31, 2020	Jan. 24, 2020 – Jan. 31, 2021
Annual Escalator	2% for Building Base Rent ($17.2 Million)	2% for Building Base Rent ($42.8 Million)	1.5% in years 2-4 2.0% / CPI thereafter	1.0% in years 2-3 1.25% / CPI thereafter	1.0% in years 2-3 1.5% in years 4-6 > 1.5% / CPI thereafter
Coverage Floor	Net Revenue to Rent Ratio: 6.1x beginning in year 2	EBITDAR to Rent Ratio[1]: 1.85x beginning in year 2	None[2]	Net Revenue to Rent Ratio: 7.5x beginning in year 6	Net Revenue to Rent Ratio: 4.9x beginning in year 5
Rent Adjustment	Percentage (Variable) Rent adjusts every 2 years beginning in year 3	Percentage (Variable) Rent adjusts every 2 years beginning in year 3	Year 8: 80% Base / 20% Variable	Year 8 & 11: 80% Base / 20% Variable	Year 8 & 11: 80% Base (subject to escalator) / 20% Variable
Variable Rent Adjustment Mechanic	4% of the average net revenues for trailing 2-year period less threshold amount	4% of the average net revenues for trailing 2-year period less threshold amount	4% of revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 1-3	4% of net revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 1-3 Year 11: Avg. of years 8-10 less avg. of years 5-7	4% of net revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 1-3 Year 11: Avg. of years 8-10 less avg. of years 5-7
Term	15-year initial term with four 5-year renewal options				
Guarantor	Penn National Gaming	Penn National Gaming	Seminole Hard Rock Entertainment, Inc.	Century Casinos, Inc.	Rock Ohio Ventures LLC
Capex	Minimum 1% of Net Revenue based on a four-year average	Minimum 1% of Net Revenue based on a four-year average	Minimum 1% of Net Revenues	Minimum 1% of Net Gaming Revenue on a rolling three-year basis for each individual facility; 1% of Net Gaming Revenue per fiscal year for the facilities collectively	Initial minimum of $30 million in first 3 years; 1% of Net Revenues beginning in lease year 4, based on a rolling three-year basis[3]

Notes

1. In relation to the Greektown lease agreement, the EBITDAR to rent ratio floor is conditioned upon obtaining a favorable private letter ruling from the Internal Revenue Service.
2. Starting in lease year 5, if the change in CPI is less than 0.5%, there will be no escalation in rent for such lease year.
3. Minimum of $30 million includes amounts spent on gaming equipment and the May Company Garage from the period commencing April 1, 2019 until December 31, 2022.

VICI Q1 2020 Supplemental Financial & Operating Data

19

VICI

Recently Announced Transaction Activity

$ in millions

Property	Announcement Date	Status	Rent	Multiple / Cap Rate	Purchase Price / Sale Proceeds	Tenant
Pending Acquisitions						
Harrah's New Orleans[1] (New Orleans, LA) **Harrah's Atlantic City**[1] (Atlantic City, NJ) **Harrah's Laughlin**[1] (Laughlin, NV)	6/24/2019	Expected Close H1 2020	$154.0	11.8x / 8.4%	$1,823.0[2]	Combined Eldorado/ Caesars
CPLV and HLV Lease Modifications[1]	6/24/2019	Expected Close H1 2020	$98.5	14.3x / 7.0%	$1,404.0	Combined Eldorado/ Caesars
Pending Dispositions of Non-Core Real Estate						
Bally's Atlantic City[3] (Atlantic City, NJ)	4/24/2020	Pending	No Change to Rent under Existing Non-CPLV Lease	N/A	~$19.0	N/A
Harrah's Reno[4] (Reno, NV)	1/15/2020	Pending	No Change to Rent under Existing Non-CPLV Lease	N/A	$37.5	N/A

Note: Transactions pending completion are subject to customary closing conditions and regulatory approvals. The Eldorado Transaction and the pending Harrah's Reno disposition are also subject to the consummation of the Eldorado/Caesars Combination. We can provide no assurances that the pending transactions will be consummated on the terms or time frames contemplated, or at all.

1. On June 24, 2019, the Company announced that it will enter into definitive agreements pursuant to which VICI will acquire the land and real estate assets associated with the MTA Properties after which the acquisitions will be pending completion, subject to the closing of the Eldorado/Caesars Combination; subsequently, on September 26, 2019, the Company announced that it had entered into Purchase and Sale Agreements with respect to the MTA Properties.
2. Reflects a purchase price adjustment of $14.0 million related to Harrah's New Orleans.
3. On April 24, 2020, VICI and Caesars entered into definitive agreements to sell Bally's Atlantic City for $25 million to a third party. The proceeds of the transaction shall be split approximately $19.0 million to VICI and approximately $6.0 million to Caesars, while the annual rent payments under the Non-CPLV lease will remain unchanged following completion of the disposition.
4. On December 31, 2019, VICI and Caesars jointly entered into a definitive agreement to sell Harrah's Reno for $50 million to a third party. The proceeds of the transaction shall be split 75% to VICI and 25% to Caesars, while the annual rent payments under the Non-CPLV lease will remain unchanged following completion of the disposition. Closing of the disposition is conditioned upon the closing of the Eldorado/Caesars Combination and customary closing conditions.

VICI Q1 2020 Supplemental Financial & Operating Data

20

Recently Completed Acquisition & Capital Markets Activity

$ in millions

VICI

Completed Transactions

Property	Announcement Date	Status	Rent	Multiple / Cap Rate	Purchase Price	Tenant
JACK Cleveland Casino (Cleveland, OH) **JACK Thistledown Racino** (North Randall, OH)	10/28/2019	Closed 1/24/2020	$65.9	12.8x / 7.8%	$843.3	JACK Entertainment
Century Casino Cape Girardeau (Cape Girardeau, MO) **Century Casino Caruthersville** (Caruthersville, MO) **Mountaineer Casino, Racetrack & Resort** (New Cumberland, WV)	6/17/2019	Closed 12/6/2019	$25.0	11.1x / 9.0%	$278.0	Century Casinos
Hard Rock Cincinnati (Cincinnati, OH)	4/5/2019	Closed 9/20/2019	$42.8	13.1x / 7.7%	$558.3	Hard Rock Int'l
Greektown Casino-Hotel (Detroit, MI)	11/14/2018	Closed 5/23/2019	$55.6	12.6x / 7.9%	$700.0	Penn National
Margaritaville Resort Casino (Bossier City, LA)	6/19/2018	Closed 1/2/2019	$23.2	11.3x / 8.9%	$261.1	Penn National

Financing Activities

Debt Capital Markets

Unsecured Notes Offering of $2,500 million
- On February 5, 2020, issued $750 million 5-Year Notes at 3.500%, $750 million 7-Year Notes at 3.750% and $1,000 million 10.5-Year Notes at 4.125% and redeemed in full the $498 million Second Lien Secured Notes on February 20, 2020

Repriced Term Loan B Facility to L + 1.75%
- On January 24, 2020, repriced the Term Loan B Facility from L + 2.00% to L + 1.75%

Inaugural Unsecured Notes Offering of $2,250 million
- On November 26, 2019, issued $1,000 million 7-Year Notes at 4.250% and $1,250 million 10-Year Notes at 4.625% and prepaid the $1,550 million CPLV CMBS debt

Upsized Revolving Credit Facility to $1,000 million
- On May 15, 2019, amended facility to increase borrowing capacity by $600 million and to extend the maturity date to May 2024

Term Loan B - $500 million Swap
- On January 3, 2019, entered into $500 million swap at a blended rate of 2.38%

Equity Capital Markets

Up to $750 million At-the-Market ("ATM") Equity Program
- During February 2020, issued 7.5 million shares raising net proceeds of $200 million
- During Q1 2019, issued 6.1 million shares raising net proceeds of $128 million

$2,473 million Follow-On Equity Offering at $21.50
- On June 28, 2019, issued 50 million shares with the remaining 65 million shares to be issued upon settlement of the forward component of the offering

VICI Q1 2020 Supplemental Financial & Operating Data

21

Right of First Refusal / Put-Call Assets

VICI

On June 24, 2019, the Company announced that it entered into definitive agreements pursuant to which VICI will receive the right for Put/Call agreements on the Centaur Assets, ROFRs on two Las Vegas Strip assets as well as a ROFR on Horseshoe Baltimore upon the closing of the Eldorado/Caesars Combination. The foregoing transactions are subject to the closing of the Eldorado/Caesars Combination, and such transactions and the Eldorado/Caesars Combination are both subject to customary closing conditions and regulatory approvals.

	Put / Call Option on Centaur Assets		Two Las Vegas Strip ROFRs (First Asset: Bally's, Flamingo, Paris, Planet Hollywood; Second Asset: Bally's, Flamingo, Paris, Planet Hollywood, The LINQ)					Baltimore ROFR[1]
	Harrah's Hoosier Park	**Indiana Grand**	**Bally's Las Vegas**	**Flamingo Las Vegas**	**Paris Las Vegas**	**Planet Hollywood**	**The LINQ**	**Horseshoe Casino Baltimore**
Location	Anderson, IN	Shelbyville, IN	LV Strip	LV Strip	LV Strip	LV Strip	LV Strip	Baltimore, MD
Casino Space Sq. Ft.	54,000	83,800	68,400	73,000	95,300	64,500	32,900	122,000
# of Tables	--	--	70	110	100	100	50	210
# of Slots	1,710	2,070	920	1,140	950	1,010	800	2,200
# of Rooms	--	--	2,810	3,460	2,920	2,500	2,250	--
Terms	• 13.0x call / 12.5x put option, with both periods commencing on January 1, 2022 and expiring on December 31, 2024		• Two ROFRs on first two Las Vegas Strip assets to be sold by Eldorado/Caesars (whether as a "WholeCo", sale leaseback, or "OpCo/PropCo" sale) – First asset subject to the ROFR can only be Bally's, Flamingo, Paris or Planet Hollywood – Second asset can be from the same group plus The LINQ					• ROFR on sale leaseback
Benefits	• Highly attractive Indianapolis market • Potential growth from legalization of table games		• Opportunity to expand presence on Las Vegas Strip (current rent exposure including all announced and pending acquisitions of 31%) • ROFR on iconic Las Vegas Strip assets					• Enter high-performing Maryland market with a new property in a desirable urban core location


Harrah's Hoosier Park


Indiana Grand


Bally's Las Vegas


Flamingo Las Vegas


Paris Las Vegas


Planet Hollywood

Notes
1. Subject to any consent required from Caesars' joint venture partners with respect to Horseshoe Baltimore.

VICI Q1 2020 Supplemental Financial & Operating Data

22

Definitions of Non-GAAP Financial Measures FFO is a non-GAAP financial measure that is considered a supplemental measure for the real estate industry and a supplement to GAAP measures. Consistent with the definition used by The National Association of Real Estate Investment Trusts (“NAREIT”), we define FFO as net income (or loss) (computed in accordance with GAAP) excluding (i) gains (or losses) from sales of certain real estate assets, (ii) depreciation and amortization related to real estate, (iii) gains and losses from change in control and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. AFFO is a non-GAAP financial measure that we use as a supplemental operating measure to evaluate our performance. We calculate AFFO by adding or subtracting from FFO non-cash leasing and financing adjustments attributable to common stockholders, non-cash change in allowance for credit losses attributable to common stockholders, transaction costs incurred in connection with the acquisition of real estate investments, non-cash stock-based compensation expense, amortization of debt issuance costs and original issue discount, other non-cash interest expense, non-real estate depreciation (which is comprised of the depreciation related to our golf course operations), capital expenditures (which are comprised of additions to property, plant and equipment related to our golf course operations), impairment charges related to non-depreciable real estate and gains (or losses) on debt extinguishment. The non-cash change in allowance for credit losses attributable to common stockholders consists of estimated credit loss for our investments in leases - direct financing and sales-type, investments in leases - financing receivables and investments in loans as a result of our adoption of ASU No. 2016-13 - Financial Instruments-Credit Losses (Topic 326). No similar adjustments are reflected in prior periods because the accounting standard was adopted effective January 1, 2020 and does not require retrospective application. Please see Note 6 - Allowance for Credit Losses in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 for further information. We calculate Adjusted EBITDA by adding or subtracting from AFFO interest expense and interest income (collectively, interest expense, net) and income tax expense. These non-GAAP financial measures: (i) do not represent cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. In addition, these measures should not be viewed as measures of liquidity, nor do they measure our ability to fund all of our cash needs, including our ability to make cash distributions to our stockholders, to fund capital improvements, or to make interest payments on our indebtedness. Investors are also cautioned that FFO, FFO per share, AFFO, AFFO per share and Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other real estate companies, including REITs, due to the fact that not all real estate companies use the same definitions. Our presentation of these measures does not replace the presentation of our financial results in accordance with GAAP. VICI Q1 2020 Supplemental Financial & Operating Data 23

VICI Q1 2020 Supplemental Financial & Operating Data VICI Q4 2018 Supplemental Financial & Operating Data